Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS FOURTH-QUARTER AND FULL-YEAR 2024 RESULTS

•Fourth-quarter sales from continuing operations of $2.75 billion increased 1% on a reported basis and 2% on a constant currency basis, exceeding the company’s previously issued guidance1
•Fourth-quarter U.S. GAAP2 diluted earnings per share (EPS) (loss) from continuing operations of ($0.95); adjusted diluted EPS from continuing operations of $0.58, exceeding the company’s previously issued guidance
•Full-year sales from continuing operations of $10.64 billion increased 3% on both a reported and constant currency basis, exceeding the company’s previously issued guidance
•Full-year U.S. GAAP diluted EPS (loss) from continuing operations of ($0.64); adjusted diluted EPS from continuing operations of $1.89, exceeding the company’s previously issued guidance
•Transformative sale of Kidney Care business now complete, positioning company for next stage of growth and innovation

DEERFIELD, Ill., FEB. 20, 2025 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the fourth quarter and full year ended Dec. 31, 2024, and provided its financial guidance for first-quarter and full-year 2025.
"Our 2024 performance and related strategic milestones reflect Baxter’s growing momentum in our pursuit of enhanced value for patients, healthcare providers, customers and shareholders,” said Brent Shafer, chair and interim chief executive officer. “In addition to delivering positive fourth-quarter and full-year results, the recently completed sale of our Kidney Care business concludes a range of transformative actions announced in early 2023. Today, as a streamlined, agile Baxter, we have new opportunities to redefine healthcare delivery and drive profitable growth. We’re powered by fundamentals that remain core to our impact, including our diverse portfolio of medically essential products and our sustained emphasis on customer-inspired innovation.”
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1 Sales growth at constant currency rates and adjusted diluted EPS are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section below for information about the non-GAAP financial measures included in this release and see the accompanying tables to this press release for reconciliations of those non-GAAP measures to the corresponding U.S. GAAP measures.
2 Generally Accepted Accounting Principles

Fourth-Quarter Financial Results
Worldwide sales from continuing operations in the fourth quarter totaled approximately $2.75 billion, increasing 1% on a reported basis and 2% on a constant currency basis. Continuing operations exclude Baxter’s Kidney Care business, which was acquired by Carlyle on Jan. 31, 2025, and Baxter’s former BioPharma Solutions (BPS) business, which was divested at the end of the third quarter of 2023, and are both reported as discontinued operations.
U.S. sales from continuing operations in the fourth quarter totaled approximately $1.51 billion, remaining flat on a reported basis. International sales from continuing operations in the fourth quarter totaled approximately $1.24 billion, an increase of 1% on a reported basis and 3% at constant currency rates.
Top-line performance in the fourth quarter exceeded Baxter’s previously announced guidance, driven by better-than-expected sales in the company’s Medical Products & Therapies and Pharmaceuticals segments.
•Medical Products & Therapies sales were flat at reported rates and grew low single digits at constant currency rates. Growth in the quarter reflected strong performance from the company’s infusion systems product portfolio driven by robust sales for the Novum IQ infusion pump, increased sales of parenteral nutrition products and strong demand for Advanced Surgery products. Performance in this segment was partially offset by reduced sales of IV solutions, which, as expected, declined due to the impact of Hurricane Helene. The impact from the Hurricane was less than previously anticipated given the company’s swift recovery efforts and contributed to the outperformance in the quarter.
•Pharmaceuticals sales grew high single digits at both reported and constant rates, driven by double-digit growth in specialty injectables, reflecting continued momentum from recent new product launches, and ongoing strength in Drug Compounding.
•Healthcare Systems & Technologies sales declined, as expected, by low single digits on a reported and constant currency basis. Robust sales in the U.S. Care and Connectivity Solutions (CCS) division were fueled by strength in the Patient Support Systems business due to upgrades from existing customers and new competitive wins. This strong performance was offset by select product/market exits, a difficult comparison to the prior-year period and certain supply constraints.
•Kidney Care sales, which are now reported in discontinued operations, declined low single digits on a reported basis and grew low single digits on a constant currency basis.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s segments.
For the fourth quarter, total net income (loss) attributable to Baxter on a U.S. GAAP basis was ($512) million, or ($1.00) per diluted share. Total U.S. GAAP diluted EPS includes ($0.95) from continuing operations and ($0.05) from discontinued operations. These results include special items totaling $908 million after-tax, primarily related to the impact of a Front Line Care goodwill impairment charge, intangible amortization, business optimization costs, tax matters, Hurricane Helene costs and separation-related costs, among other factors. On an adjusted basis, net income from continuing operations was $0.58 per diluted share, exceeding the company’s original guidance of $0.50 to $0.53 per diluted share. Results in the quarter came in favorable to expectations due to strong operational performance, a lesser negative impact from Hurricane Helene than previously anticipated and a favorable tax rate. Income for total Baxter on an adjusted basis, including discontinued operations, was $0.77 per diluted share, within the company’s original guidance of $0.77 to $0.81 per diluted share.
Full-Year Financial Results
Baxter’s 2024 worldwide sales from continuing operations totaled $10.64 billion, an increase of 3% on both a reported and constant currency basis. Sales from continuing operations in the U.S. totaled $5.85 billion, growing 1% on a reported basis. International sales from continuing operations of $4.79 billion grew 5% on a reported basis and 6% at constant currency rates. The accompanying schedules include additional details on sales performance, including breakouts by Baxter’s segments.
For full-year 2024, net income (loss) attributable to total Baxter on a U.S. GAAP basis was ($649) million, or ($1.27) per diluted share. Total U.S. GAAP diluted EPS (loss) includes ($0.64) from continuing operations and ($0.63) from discontinued operations. These results include special items totaling $2.13 billion after-tax, which primarily reflected the impact of intangible amortization,

Chronic Therapies and Front Line Care goodwill impairment charges, separation-related costs, business optimization costs and tax matters, among other items. On an adjusted basis, 2024 income from continuing operations totaled $1.89 per diluted share. Total adjusted net income attributable to Baxter totaled $1.48 billion or $2.90 per diluted share.
For the full year, Baxter generated $819 million in operating cash flow from continuing operations and $373 million in free cash flow (operating cash flow from continuing operations less capital expenditures of $446 million).
“The recently completed Kidney Care sale is a major inflection point in our journey to transform Baxter and create value for our stakeholders,” said Joel Grade, executive vice president and chief financial officer. “In line with our capital allocation priorities, net after-tax proceeds from the transaction are being allocated toward debt repayment, aligned with our objective of reaching our net leverage target of approximately 3.0x by the end of 2025. Looking ahead, our goal is to harness the opportunities created by our newly streamlined profile and strategic trajectory with a focus on improving our cash flow generation and investing in our businesses to accelerate growth.”
Transformation Update and Senior Leadership Changes
Baxter completed the sale of its Kidney Care business, now known as Vantive, to Carlyle for approximately $3.4 billion of net, after-tax proceeds, exceeding previous expectations of $3.15 to $3.25 billion, on Jan. 31, 2025. This transaction marks the final stage of the strategic transformation Baxter announced in January 2023 to enhance operational effectiveness, accelerate innovation for patients and drive value for shareholders. Additional transformative actions announced at that time included the implementation of a new vertical operating model and the divestiture of Baxter’s non-core BioPharma Solutions business, both completed in 2023.
With the three elements of the strategic transformation complete, Baxter is positioned to move forward as a more strategically focused and operationally efficient company, with a unique opportunity to set the trajectory and vision for its next phase. On Feb. 3, 2025, Baxter announced several key leadership changes to usher the company into this new chapter. José (Joe) E. Almeida, chair, president and chief executive officer (CEO), retired from his executive roles with the company, creating the opportunity for a new CEO to define Baxter’s future course. Mr. Almeida will serve in an advisory capacity through Oct. 31, 2025. The Baxter Board of Directors appointed former lead independent director Brent Shafer as chair and interim CEO, and has initiated a search for a permanent CEO. Additionally, Baxter appointed Heather Knight to the role of executive vice president and chief operating officer (COO). Ms. Knight will also serve as interim group president, Medical Products & Therapies.
Hurricane Helene Recovery at North Cove Facility
On Sept. 27, 2024, Baxter’s North Cove, North Carolina, manufacturing site was significantly impacted by flooding related to an unprecedented rain and storm surge due to Hurricane Helene, resulting in a temporary production shutdown. The North Cove and broader Baxter teams, in coordination with government agencies, focused immediately on supporting employees in affected communities, bringing the facility back online, and working to help ensure ongoing supply continuity for patients.
Thanks to the dedication and resilience of Baxter’s local and global teams, all 10 of the site’s manufacturing lines have since restarted, and North Cove is now producing at pre-hurricane levels. The company expresses its deep gratitude to all who participated in this recovery effort, within Baxter and beyond, and thanks its customers for their patience as Baxter has worked to support supply continuity as recovery has progressed.
Recent Highlights3
Baxter continues to advance key strategic priorities in pursuit of its Mission to Save and Sustain Lives. Following are highlights among many 2024 achievements across the company’s business segments.
Medical Products & Therapies
•Received U.S. Food and Drug Administration (FDA) 510(k) clearance of its Novum IQ large volume infusion pump (LVP) with Dose IQ Safety Software. Adding LVP modality to the Novum IQ Infusion Platform – which includes Baxter’s syringe infusion pump (SYR) with Dose IQ Safety Software, powered by the IQ Enterprise Connectivity Suite – integrates the user experience across its LVP and SYR pumps and helps to reduce the burden of non-critical

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3 See links to original press release for additional product information.

•tasks so that nurses, pharmacists, and other clinicians can spend more time focused on patient care. Both the Novum IQ LVP and Novum IQ SYR are available and in use across the U.S.
•Announced U.S. FDA approval of an expanded indication for Clinolipid (Lipid Injectable Emulsion) to be used in pediatric patients, including preterm and term neonates. Clinolipid is Baxter’s proprietary mixed oil lipid emulsion that is used to provide calories and essential fatty acids in parenteral (intravenous) nutrition (PN) when oral or enteral nutrition is not possible, insufficient or contraindicated. Clinolipid has been available in the U.S. for adults since 2019 and is now available for use in all ages.
Healthcare Systems & Technologies
•Launched its next generation airway clearance system, The Vest Advanced Pulmonary Experience (APX) System, in the U.S., supporting daily therapy for adults and children with certain chronic lung conditions and retained secretions. The system features the same trusted airflow technology as the previous version, with enhanced comfort and additional patient-centered features driven by clinician and patient input.
Pharmaceuticals
•Announced 10 injectable pharmaceutical product launches in the U.S. that reinforce Baxter’s focus on bringing high-value products to market to help address critical patient needs across key therapeutic areas, including critical care, anti-infectives, pain and oncology.
Corporate Responsibility
Baxter continues to advance its life-sustaining mission through efforts that demonstrate the company’s commitment to operating as a socially responsible and sustainable business and an employer of choice. The company is focused on creating value for its stakeholders through its overarching pledge to “Empower our Patients,” “Protect our Planet” and “Champion our People and Communities.”
Among key areas of focus in 2024, Baxter:
•Continued its longstanding commitment to disaster relief and preparedness globally through a combination of product donations and financial assistance, as well as employees working tirelessly to help ensure access to Baxter’s medically essential products. In 2024, these efforts included more than $4 million in contributions focused on relief in the wake of Hurricane Helene in the southern U.S., which directly affected Baxter’s employees in North Carolina as well as numerous other communities in the hurricane’s path. Baxter also activated support in response to other natural disasters, including the Rio Grande do Sul floods in Brazil; Hurricane Beryl, affecting parts of the Caribbean, Mexico and the U.S.; and severe flooding in Valencia, Spain. More recently, the company activated a response to the massive wildfires affecting Southern California.
•Advanced a wide range of Signature Partnerships through the Baxter International Foundation. These multiyear grants with leading globally recognized nonprofit organizations help fund access to healthcare for the underserved; bolster science, technology, engineering and math (STEM) education to develop the next generation of healthcare innovators; and promote community resilience, disaster relief, and disaster preparedness. The Foundation currently maintains ongoing partnerships with the American Red Cross, Direct Relief and UNICEF, among many others. The Foundation has invested more than $28 million through its Signature Partnerships since establishing the program in 2019.
•Maintained its emphasis on sustainable business practices and environmental stewardship across our value chain. This includes our ongoing efforts to achieve carbon neutrality, implement strategic water management plans, advance sustainable procurement and mitigate waste.
More information about Baxter's corporate responsibility initiatives is available on the company’s web site, including Baxter’s most recent Corporate Responsibility report. The company’s 2024 Corporate Responsibility report will be published later this year.
2025 Financial Outlook
For full-year 2025: Baxter expects sales growth from continuing operations of 5% to 6% on a reported basis. On an operational basis,4 Baxter expects sales growth of 4% to 5%. The company
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4 Operational sales growth excludes the impact of the Kidney Care manufacturing and supply agreement (MSA) not reflected in reportable segments, reflects the exit of IV Solutions in China in its Medical Products & Therapies reportable segment, and is calculated at constant currency rates.

expects adjusted earnings from continuing operations, before special items, of $2.45 to $2.55 per diluted share.
For first-quarter 2025: The company expects sales growth from continuing operations of 3% to 4% on a reported basis and approximately 4% on an operational basis. The company expects adjusted earnings from continuing operations, before special items, of $0.47 to $0.50 per diluted share.
A webcast of Baxter’s fourth-quarter 2024 conference call for investors can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com beginning at 7:30 a.m. CST on Feb. 20, 2025. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on X/Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company’s reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Net sales growth on a constant currency basis is a non-GAAP financial measure that provides information on the percentage change in net sales growth as if foreign currency exchange rates had remained constant between the prior and current periods. Operational sales growth is a non-GAAP measure that excludes the impact of the Kidney Care MSA not refelected in its reportable segments, reflects the exit of IV solutions in China in its Medical Products & Therapies reportable segment, and is calculated on a constant currency basis.

Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company’s detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted other operating expense, net, adjusted operating income, adjusted other income (expense), net, adjusted income (loss) from continuing operations before income taxes, adjusted income tax expense (benefit), adjusted income (loss) from continuing operations, adjusted income (loss) from discontinued operations, adjusted net income (loss), adjusted net income (loss) attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarter and full year ended December 31, 2024 and 2023, special items for one or more periods included intangible asset amortization, business optimization charges, acquisition and integration costs, separation-related costs, expenses related to European medical devices regulation, certain legal matters, goodwill impairments, long-lived asset impairments, non-marketable investment impairments, product-related reserves, the gain on the sale of the BPS business, Hurricane Helene costs, and certain tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company’s Board of Directors to evaluate the cash generated from Baxter’s operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company’s financial outlook for upcoming periods. Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking operational sales growth represents the company’s targeted future sales growth excluding sales to Vantive under the Kidney Care MSA not reflected in its reportable segments, reflects the exit of IV solutions in China in its Medical Products & Technologies reportable segment, and assumes foreign currency exchange rates remain constant in future periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking operational sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for first-quarter and full-year 2025) and business development and regulatory activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company’s ability to achieve the intended benefits of its recent strategic actions, including the sale of the Kidney Care business, and cost saving initiatives; the company’s ability to successfully integrate acquisitions, including the acquisition of Hill-Rom Holdings, Inc. and the related impact on the company’s organization structure, senior leadership, culture, functional alignment, outsourcing and other areas, the company’s management of resulting related personnel capacity constraints and potential institutional knowledge loss, and the company’s ability to achieve anticipated performance or financial targets and maintain its reputation following integration; the impact of global economic conditions (including, among other things, changes in taxation, tariffs, trade policies and treaties, sanctions, embargos, export control restrictions, inflation levels and interest rates, financial market volatility, banking crises, the potential for a recession, the war in Ukraine, the conflict in the Middle East, other geopolitical events and the potential for escalation of these conflicts, the related economic sanctions being imposed globally in response to the conflicts and potential trade wars, global public health crises, pandemics and epidemics, or the anticipation of any of the foregoing, on the company’s operations and on the company’s employees, customers, suppliers, and foreign governments in countries in which the company operates; failure to accurately forecast or achieve the company’s short- and long-term financial performance and goals, market and category growth rates, and related impacts on the company’s liquidity; the company’s ability to execute on its capital allocation plans, including the company’s debt repayment plans, the timing and amount of any dividends, share repurchases and divestiture proceeds; downgrades to the company’s credit ratings or ratings outlooks, or withdrawals by rating agencies from rating the company and its indebtedness, and the impact on the company’s funding costs and liquidity; fluctuations in foreign exchange and interest rates; the impact of any goodwill, intangible asset, or other long-lived asset impairments on the company’s operating results; the company’s ability to finance and develop new products or services, or enhancements thereto, on commercially acceptable terms or at all; product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements or the withdrawal or resubmission of any pending applications), the ability to manufacture at appropriate scale, and the general unpredictability associated with the product development cycle; demand and market acceptance risks for, and competitive pressures related to, new and existing products and services, challenges with the company’s ability to accurately predict changing customer preferences and future expenditures and inventory levels, and challenges with the company’s ability to monetize new and existing products and services (and to sustain any related price increases), the impact of those products and services on quality and patient safety concerns, and the need for ongoing training and support for the company’s products and services; the impact of competitive products and pricing, including generic competition, drug reimportation, and disruptive technologies; regulatory agency inspections, product quality or patient safety issues leading to product recalls, withdrawals, labeling changes, launch delays, warning letters, import bans, denial of import certifications, sanctions, seizures, litigation, or declining sales, including the focus on evaluating product portfolios for the potential presence or formation of nitrosamines; future actions of, or failures to act or delays in acting by FDA, the European Medicines Agency, or any other regulatory body or government authority (including the U.S. Securities and

Exchange Commission, Department of Justice, or the Attorney General of any state) that could delay, limit or suspend product development, manufacturing or sale, or result in seizures, recalls, injunctions, monetary sanctions or criminal or civil liabilities; failures with respect to the company’s quality, compliance or ethics programs; loss of key employees, including senior management, the occurrence of labor disruptions (including as a result of labor disagreements under bargaining agreements or national trade union agreements or disputes with works councils) or the inability to attract, develop, retain and engage employees; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization, or supply difficulties, including as a result of natural disaster (such as Hurricane Helene), war, terrorism, global public health crises and epidemics/pandemics, regulatory actions or otherwise; future actions of third parties, including third-party payors and the company’s customers and distributors (including GPOs and IDNs); the continuity, availability, and pricing of acceptable raw materials and component parts, the company’s ability to pass some or all of these costs to the company’s customers through price increases or otherwise, and the related continuity of the company’s manufacturing and distribution and those of the company’s suppliers; breaches, including by cyber-attack, data leakage, unauthorized access or theft, or failures of or vulnerabilities in, the company’s information technology systems or products; the company’s ability to effectively develop, integrate or deploy artificial intelligence, machine learning and other emerging technologies into the company’s products, services and operations in a manner that is compliant with existing and emerging regulations; the impact of physical effects of climate change, severe storms (including Hurricane Helene) and storm-related events, including the company’s ability to resume production at its North Cove facility to pre-hurricane levels and to complete the remediation; changes to legislation and regulation and other governmental pressures in the United States and globally, including the cost of compliance and potential penalties for purported noncompliance thereof, including new or amended laws, rules and regulations as well as the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments, including with respect to pricing, reimbursement, taxation and rebate policies; the company’s ability to meet evolving and varied corporate responsibility expectations of the company’s stakeholders, including compliance with new and emerging sustainability regulations; global regulatory, trade, and tax policies, including with respect to climate change and other sustainability matters; the ability to protect or enforce the company’s patents or other proprietary rights (including trademarks, copyrights, trade secrets, and know-how) or where the patents of third parties prevent or restrict the company’s manufacture, sale or use of affected products or technology; any changes in law concerning the taxation of income (whether with respect to current or future tax reform); actions by tax authorities in connection with ongoing tax audits; the outcome of pending or future litigation; and other risks discussed in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Clinolipid, Dose IQ, IQ Enterprise, Novum IQ and The Vest are trademarks of Baxter International Inc.
Any other trademarks or product brands appearing herein are the property of their respective owners.
Media Contact
Stacey Eisen, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

###

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2024	2023	Change
NET SALES	$2,753	$2,729	1%
COST OF SALES	1,794	1,629	10%
GROSS MARGIN	959	1,100	(13)%
% of Net Sales	34.8%	40.3%	(5.5 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	761	683	11%
% of Net Sales	27.6%	25.0%	2.6 pts
RESEARCH AND DEVELOPMENT EXPENSES	211	127	66%
% of Net Sales	7.7%	4.7%	3.0 pts
GOODWILL IMPAIRMENTS	425	—	NM
OTHER OPERATING INCOME, NET	(3)	(14)	(79)%
OPERATING INCOME (LOSS)	(435)	304	NM
% of Net Sales	(15.8)%	11.1%	(26.9 pts)
INTEREST EXPENSE, NET	90	72	25%
OTHER (INCOME) EXPENSE, NET	(4)	11	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(521)	221	NM
INCOME TAX EXPENSE (BENEFIT)	(33)	2	NM
% of Income (Loss) from Continuing Operations Before Income Taxes	6.3%	0.9%	5.4 pts
INCOME (LOSS) FROM CONTINUING OPERATIONS	(488)	219	NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(22)	27	NM
NET INCOME (LOSS)	(510)	246	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN CONTINUING OPERATIONS	—	—	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN DISCONTINUED OPERATIONS	2	1	100%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2	1	100%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(512)	$245	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(0.95)	$0.43	NM
Diluted	$(0.95)	$0.43	NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$(0.05)	$0.05	NM
Diluted	$(0.05)	$0.05	NM
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(1.00)	$0.48	NM
Diluted	$(1.00)	$0.48	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	511	507
Diluted	511	509
ADJUSTED OPERATING INCOME (excluding special items)¹	$419	$468	(10)%
ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)¹	$297	$330	(10)%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$101	$105	(4)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$396	$434	(9)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.58	$0.65	(11)%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$0.19	$0.20	(5)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.77	$0.85	(9)%
1    Refer to page 14 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended December 31, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairments	Operating Income (Loss)	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$959	$761	$211	$425	$(435)	$(521)	$(33)	$(488)	$(22)	$(510)	$(512)	$(0.95)	$(0.05)	$(1.00)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	34.8%	27.6%	7.7%	15.4%	(15.8)%	(18.9)%	6.3%	(17.7)%	(0.8)%	(18.5)%	(18.6)%
Intangible asset amortization	103	(51)	—	—	154	154	37	117	1	118	118	0.23	0.00	0.23
Business optimization items[1]	59	(24)	(30)	—	113	113	27	86	(4)	82	82	0.17	(0.01)	0.16
Acquisition and integration items[2]	—	(7)	—	—	7	7	2	5	—	5	5	0.01	0.00	0.01
European medical devices regulation[3]	8	—	—	—	8	8	1	7	(1)	6	6	0.01	0.00	0.01
Product-related items[4]	12	—	—	—	12	12	3	9	—	9	9	0.02	0.00	0.02
Hurricane Helene costs[5]	85	—	—	—	85	85	21	64	9	73	73	0.13	0.01	0.14
Long-lived asset impairments[6]	—	—	(50)	—	50	50	13	37	—	37	37	0.07	0.00	0.07
Goodwill impairments[7]	—	—	—	(425)	425	425	—	425	—	425	425	0.83	0.00	0.83
Separation-related costs[8]	—	—	—	—	—	—	—	—	68	68	68	0.00	0.13	0.13
Tax matters[12]	—	—	—	—	—	—	(35)	35	50	85	85	0.07	0.10	0.17
Adjusted	$1,226	$679	$131	$—	$419	$333	$36	$297	$101	$398	$396	$0.58	$0.19	$0.77
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	44.5%	24.7%	4.8%	0.0%	15.2%	12.1%	10.8%	10.8%	3.7%	14.5%	14.4%

						Reported	Adjusted
Income (loss) from discontinued operations, net of tax						$(22)	$101		Weighted-average diluted shares as reported				511
Less: Net income attributable to noncontrolling interests included in discontinued operations						2	2		Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported				1
Income (loss) from discontinued operations attributable to Baxter stockholders						$(24)	$99		Weighted-average diluted shares as adjusted				512

						Reported	Adjusted
Net income (loss)						$(510)	$398
Less: Net income (loss) attributable to noncontrolling interests						2	2
Net income (loss) attributable to Baxter stockholders						$(512)	$396

The company’s U.S. GAAP results for the three months ended December 31, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Other Operating Expense, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,100	$683	$(14)	$304	$11	$221	$2	$219	$27	$246	$245	$0.43	$0.05	$0.48
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	40.3%	25.0%	(0.5)%	11.1%	0.4%	8.1%	0.9%	8.0%	1.0%	9.0%	9.0%
Intangible asset amortization	104	(52)	—	156	—	156	44	112	12	124	124	0.22	0.02	0.24
Business optimization items[1]	4	(3)	—	7	—	7	31	(24)	14	(10)	(10)	(0.05)	0.03	(0.02)
Acquisition and integration items[2]	—	(3)	5	(2)	—	(2)	—	(2)	—	(2)	(2)	0.00	0.00	0.00
European medical devices regulation[3]	9	—	—	9	—	9	1	8	1	9	9	0.02	0.00	0.02
Legal matters[9]	—	(2)	8	(6)	—	(6)	(1)	(5)	—	(5)	(5)	(0.01)	0.00	(0.01)
Long-lived asset impairments[6]	—	—	—	—	—	—	4	(4)	—	(4)	(4)	(0.01)	0.00	(0.01)
Investment impairments[10]	—	—	—	—	(21)	21	(7)	28	6	34	34	0.06	0.01	0.07
Gain on BPS Sale[11]	—	—	—	—		—		—	15	15	15	0.00	0.03	0.03
Separation-related costs[8]	—	—	—	—	—	—	—	—	71	71	71	0.00	0.14	0.14
Tax matters[12]	—	—	—	—	—	—	2	(2)	(41)	(43)	(43)	0.00	(0.08)	(0.08)
Adjusted	$1,217	$623	$(1)	$468	$(10)	$406	$76	$330	$105	$435	$434	$0.65	$0.20	$0.85
Adjusted percent of net sales (or effective tax rate for income tax expense)	44.6%	22.8%	0.0%	17.1%	(0.4)%	14.9%	18.7%	12.1%	3.8%	15.9%	15.9%

							Reported	Adjusted
Income (loss) from discontinued operations							$27	$105
Less: Net income attributable to noncontrolling interests included in discontinued operations							1	1
Income (loss) from discontinued operations attributable to Baxter stockholders							$26	$104

							Reported	Adjusted
Net income (loss)							$246	$435
Less: Net income (loss) attributable to noncontrolling interests							1	1
Net income (loss) attributable to Baxter stockholders							$245	$434
1The company’s results in 2024 and 2023 included charges associated with its execution of programs to optimize its organization and cost structure. The company's results of continuing operations in 2024 included costs primarily related initiatives to reduce its cost structure following the sale of its Kidney Care segment, initiatives within our Healthcare Systems & Technologies segment including the discontinuing of a product line and rationalization of certain other manufacturing and distribution facilities. The company's results of continuing operations in 2023 included actions related to its current implementation of a new operating model intended to simplify and streamline its operations and better align its manufacturing and supply chain to its commercial activities. The company's results of discontinued operations in 2023, included actions related to its decision to close one of its U.S.-based manufacturing facilities.
2The company’s results in 2024 and 2023 included acquisition and integration-related items comprised of Hillrom integration expenses and in 2023, net gains from changes in the fair value of contingent consideration liabilities.
3The company’s results in 2024 and 2023 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consisted of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4The company's results of continuing operations in 2024 included charges related to warranty and remediation activities arising from field corrective actions on Healthcare Systems & Technologies products.
5The company's results of continuing operations in 2024 included net charges related to Hurricane Helene, which consisted of charges related to remediation, idle facility, air freight and other costs, partially offset by insurance recoveries. The company's results of discontinued operations in 2024 included charges related to Hurricane Helene consisting of charges related to air freight and other costs.
6The company's results of continuing operations in 2024 included a long-lived asset impairment charge to reduce the carrying amount of an in-process research and development (IPR&D) asset to its fair value.
7The company's results of continuing operations in 2024 included a goodwill impairment charge related to the Front Line Care reporting unit within its Healthcare Systems & Technologies segment.
8The company's results of discontinued operations in 2024 and 2023 included separation-related costs primarily related to external advisors supporting its activities to prepare for the sale of its Kidney Care segment.
9The company's results of continuing operations in 2023 included proceeds received, net of legal fees, from a settlement related to an intellectual property dispute.
10The company's results of operations in 2023 included impairments of non-marketable investments in several early-stage companies consisting of noncash impairment write-downs.
11The company's results of discontinued operations in 2023 included adjustments to its third quarter 2023 gain from the sale of its BPS business related to final working capital and transaction cost amounts.
12The company’s results of continuing operations in 2024 included income tax expense related to legislative changes under IRC Section 987 in the U.S. and net income tax expense related to a revaluation of the Swiss basis step-up deferred tax asset and related valuation allowance that arose from Swiss tax reform legislation in 2019 that was partially offset by a decrease in such valuation allowance to reflect the company’s current estimate of recoverability of the basis step-up deferred tax asset. The company's results of discontinued operations in 2024 included income tax costs on internal reorganizations related to the sale of its Kidney Care segment. The company’s results in 2023 included a valuation allowance decrease related to its estimated recoverability of a deferred tax asset for the net asset step-up related to Swiss tax reform legislation enacted during 2019 that is amortizable as a tax deduction ratably over tax years 2025 through 2029 recorded to continuing operations, an income tax benefit from an internal reorganization transaction related to the separation of its Kidney Care segment recorded to discontinued operations, and a reallocation of income tax expense between discontinued operations and continuing operations resulting from the application of intraperiod tax allocation to its adjusted results in an interim period.

For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Twelve Months Ended December 31,
	2024	2023	Change
NET SALES	$10,636	$10,360	3%
COST OF SALES	6,652	6,210	7%
GROSS MARGIN	3,984	4,150	(4)%
% of Net Sales	37.5%	40.1%	(2.6 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,967	2,953	NM
% of Net Sales	27.9%	28.5%	(0.6 pts)
RESEARCH AND DEVELOPMENT EXPENSES	590	518	14%
% of Net Sales	5.5%	5.0%	0.5 pts
GOODWILL IMPAIRMENTS	425	—	NM
OTHER OPERATING INCOME, NET	(12)	(28)	(57)%
OPERATING INCOME	14	707	(98)%
% of Net Sales	0.1%	6.8%	(6.7 pts)
INTEREST EXPENSE, NET	341	439	(22)%
OTHER (INCOME) EXPENSE, NET	(38)	26	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(289)	242	NM
INCOME TAX EXPENSE	37	61	(39)%
% of Income (Loss) from Continuing Operations Before Income Taxes	(12.8)%	25.2%	(38.0 pts)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(326)	181	NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(312)	2,482	NM
NET INCOME (LOSS)	(638)	2,663	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN CONTINUING OPERATIONS	—	—	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS INCLUDED IN DISCONTINUED OPERATIONS	11	7	57%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11	7	57%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(649)	$2,656	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(0.64)	$0.36	NM
Diluted	$(0.64)	$0.36	NM
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$(0.63)	$4.89	NM
Diluted	$(0.63)	$4.87	NM
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(1.27)	$5.25	NM
Diluted	$(1.27)	$5.23	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	510	506
Diluted	510	508
ADJUSTED OPERATING INCOME (excluding special items)¹	$1,474	$1,519	(3)%
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS (excluding special items)¹	$966	$863	12%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$528	$625	(16)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$1,483	$1,481	NM
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)[1]	$1.89	$1.70	11%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$1.01	$1.22	(17)%
ADJUSTED DILUTED EPS (excluding special items)¹	$2.90	$2.92	(1)%
1    Refer to page 16 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the twelve months ended December 31, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairments	Operating Income (Loss)	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$3,984	$2,967	$590	$425	$14	$(289)	$37	$(326)	$(312)	$(638)	$(649)	$(0.64)	$(0.63)	$(1.27)
Reported percent of net sales (or effective tax rate for income tax expense)	37.5%	27.9%	5.5%	4.0%	0.1%	(2.7)%	(12.8)%	(3.1)%	(2.9)%	(6.0)%	(6.1)%
Intangible asset amortization	419	(206)	—	—	625	625	148	477	20	497	497	0.93	0.04	0.97
Business optimization items[1]	67	(65)	(30)	—	162	162	41	121	49	170	170	0.24	0.09	0.33
Acquisition and integration items[2]	1	(22)	—	—	23	23	5	18	—	18	18	0.04	0.00	0.04
European medical devices regulation[3]	33	—	—	—	33	33	7	26	2	28	28	0.05	0.00	0.05
Product-related items[4]	15	—	—	—	15	15	3	12	—	12	12	0.02	0.00	0.02
Hurricane Helene costs[5]	110	—	—	—	110	110	27	83	9	92	92	0.16	0.02	0.18
Long-lived asset impairments[6]	—	—	(50)	—	50	50	13	37	—	37	37	0.07	0.00	0.07
Legal matters[9]	—	(17)	—	—	17	17	4	13	—	13	13	0.03	0.00	0.03
Goodwill impairments[7]	—	—	—	(425)	425	425	—	425	430	855	855	0.83	0.84	1.67
Separation-related costs[8]	—	—	—	—	—	—	—	—	261	261	261	0.00	0.51	0.51
Tax matters[15]	—	—	—	—	—	—	(80)	80	69	149	149	0.16	0.14	0.29
Adjusted	$4,629	$2,657	$510	$—	$1,474	$1,171	$205	$966	$528	$1,494	$1,483	$1.89	$1.01	$2.90
Adjusted percent of net sales (or effective tax rate for income tax expense)	43.5%	25.0%	4.8%	0.0%	13.9%	11.0%	17.5%	9.1%	5.0%	14.0%	13.9%

						Reported	Adjusted
Income (loss) from discontinued operations, net of tax						$(312)	$528		Weighted-average diluted shares as reported				510
Less: Net income attributable to noncontrolling interests included in discontinued operations						11	11		Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported				1
Income (loss) from discontinued operations attributable to Baxter stockholders						$(323)	$517		Weighted-average diluted shares as adjusted				511

						Reported	Adjusted
Net income (loss)						$(638)	$1,494
Less: Net income (loss) attributable to noncontrolling interests						11	11
Net income (loss) attributable to Baxter stockholders						$(649)	$1,483
The company’s U.S. GAAP results for the twelve months ended December 31, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Expense, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share From Discontinued Operations	Diluted Earnings Per Share
Reported	$4,150	$2,953	$518	$(28)	$707	$26	$242	$61	$181	$2,482	$2,663	$2,656	$0.36	$4.87	$5.23
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	40.1%	28.5%	5.0%	(0.3)%	6.8%	0.3%	2.3%	25.2%	1.7%	24.0%	25.7%	25.6%
Intangible asset amortization	383	(207)	—	—	590	—	590	143	447	49	496	496	0.88	0.10	0.98
Business optimization items[1]	27	(137)	(10)	—	174	—	174	69	105	305	410	410	0.21	0.59	0.80
Acquisition and integration items[2]	1	(18)	—	19	—	—	—	1	(1)	—	(1)	(1)	0.00	0.00	0.00
European medical devices regulation[3]	41	—	—	—	41	—	41	11	30	6	36	36	0.06	0.01	0.07
Long-lived asset impairments[6]	—	—	—	—	—	—	—	4	(4)	205	201	201	(0.01)	0.41	0.40
Legal matters[9]	—	(15)	—	8	7	—	7	2	5	—	5	5	0.01	0.00	0.01
Investment impairments[10]	—	—	—	—	—	(31)	31	(4)	35	14	49	49	0.07	0.03	0.10
Gain on BPS Sale[11]	—	—	—	—	—	—	—	—	—	(2,588)	(2,588)	(2,588)	0.00	(5.09)	(5.09)
Separation-related costs[8]	—	—	—	—	—	—	—	—	—	213	213	213	0.00	0.42	0.42
Tax matters[12]	—	—	—	—	—	—	—	(65)	65	(61)	4	4	0.13	(0.12)	0.01
Adjusted	$4,602	$2,576	$508	$(1)	$1,519	$(5)	$1,085	$222	$863	$625	$1,488	$1,481	$1.70	$1.22	$2.92
Adjusted percent of net sales (or effective tax rate for income tax expense)	44.4%	24.9%	4.9%	0.0%	14.7%	0.0%	10.5%	20.5%	8.3%	6.0%	14.4%	14.3%

							Reported	Adjusted
Income (loss) from discontinued operations, net of tax							$2,482	$625		Weighted-average diluted shares as reported				506
Less: Net income attributable to noncontrolling interests included in discontinued operations							7	7		Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported				2
Income (loss) from discontinued operations attributable to Baxter stockholders							$2,475	$618		Weighted-average diluted shares as adjusted				508

							Reported	Adjusted
Weighted-average diluted shares as reported							$2,663	$1,488
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported							7	7
Weighted-average diluted shares as adjusted							$2,656	$1,481
1The company’s results in 2024 and 2023 included charges associated with its execution of programs to optimize its organization and cost structure. The company's results of continuing operations in 2024 included costs primarily related initiatives to reduce its cost structure following the sale of its Kidney Care segment, initiatives within our Healthcare Systems & Technologies segment including the discontinuing of a product line and rationalization of certain other manufacturing and distribution facilities. The company's results of continuing operations in 2023 included actions related to its current implementation of a new operating model intended to simplify and streamline its operations and better align its manufacturing and supply chain to its commercial activities. The company's results of discontinued operations in 2023, included actions related to its decision to close one of its U.S.-based manufacturing facilities, which resulted in a noncash impairment of property, plant and equipment in the first half of the year.
2The company’s results of continuing operations in 2024 included acquisition and integration-related items comprised of Hillrom acquisition and integration expenses.
3The company’s results in 2024 and 2023 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
4The company's results of continuing operations in 2024 included charges related to warranty and remediation activities arising from field corrective actions on Healthcare Systems & Technologies products and a revised estimate of warranty and remediation activities arising from a field correction action on certain of its infusion pumps initially recorded in 2022.
5The company's results of continuing operations in 2024 included net charges related to Hurricane Helene, which consisted of charges related to damaged inventory and fixed assets, remediation, idle facility, air freight and other costs, partially offset by insurance recoveries. The company's results of discontinued operations in 2024 included charges related to Hurricane Helene consisting of charges related to air freight and other costs.
6The company's results of continuing operations in 2024 included a long-lived asset impairment charge to reduce the carrying amount of an IPR&D asset to its fair value. The company's results of discontinued operations in 2023 included long-lived asset impairment charges related to the Hemodialysis business within its Kidney Care segment.
7The company's results of continuing operations in 2024 included a goodwill impairment charge related to the Front Line Care reporting unit within its Healthcare Systems & Technologies segment. The company's results of discontinued operations in 2023 included a goodwill impairment charge related to the Chronic Therapies reporting unit within its Kidney Care segment.
8The company's results of discontinued operations in 2024 and 2023 included separation-related costs primarily related to external advisors supporting its activities to prepare for the sale of its Kidney Care segment. The company's results in 2023 also included separation-related costs related to the sale of its BioPharma Solutions (BPS) business.
9The company's results of continuing operations in 2024 included charges related to environmental reserves for remediation actions associated with historic operations at certain of our facilities. The company's results of continuing operations in 2023 included costs, including associated legal fees, related to matters involving alleged violations of the False Claims Act related to a now discontinued legacy Hillrom sales line and alleged injury from environmental exposure, partially offset by proceeds received, net of legal fees, from a settlement related to an intellectual property dispute.
10The company's results of operations in 2023 included impairments of non-marketable investments in several early-stage companies consisting of noncash impairment write-downs.
11The company's results of discontinued operations in 2023 included adjustments to its third quarter 2023 gain from the sale of its BPS business.
12The company’s results of continuing operations in 2024 included income tax expense consisting of a valuation allowance recorded to reduce the carrying amount of a tax attribute carryforward in the U.S., net income tax costs on internal reorganizations related to the sale of our Kidney Care segment, legislative changes under IRC Section 987 in the U.S., and a revaluation of the Swiss basis step-up deferred tax asset and related valuation allowance that arose from Swiss tax reform legislation in 2019 that was partially offset by a decrease in such valuation allowance to reflect the company’s current estimate of recoverability of the basis step-up deferred tax asset. The company's results of discontinued operations in 2024 included income tax costs on internal reorganizations related to the sale of its Kidney Care segment, partially offset by an income tax benefit related to the deductibility of certain separation costs in the U.S. The company's results in 2023 included a net income tax expense from separation related income tax costs associated with the sale of its BPS business and a valuation allowance increase related to its estimated recoverability of a deferred tax asset for a net asset step-up related to Swiss tax reform legislation enacted during 2019 that is amortizable as a tax deduction ratably over tax years 2025 through 2029, with the remaining tax expense related to the tax effects of other special items recorded to continuing operations. The company's results of discontinued operations in 2023 included an income tax benefit from an internal reorganization transaction related to the separation of its Kidney Care segment, with the remaining tax benefit related to the tax effects of other special items.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)
The Medical Products & Therapies segment includes sales of our sterile IV solutions, infusion systems, administration sets, parenteral nutrition therapies and surgical hemostat, sealant and adhesion prevention products. The Healthcare Systems & Technologies segment includes sales of our connected care solutions and collaboration tools, including smart bed systems, patient monitoring systems and diagnostic technologies, respiratory health devices and advanced equipment for the surgical space, including operating room integration technologies, precision positioning devices and other accessories. The Pharmaceuticals segment includes sales of specialty injectable pharmaceuticals, inhaled anesthesia and drug compounding. Other sales not allocated to a segment primarily include sales of products and services provided directly through certain of our manufacturing facilities.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024	2023	% Growth @ Actual Rates	% Growth @ Constant Rates	2024	2023	% Growth @ Actual Rates	% Growth @ Constant Rates
Infusion Therapies & Technologies	$1,022	$1,042	(2)%	(1)%	$4,103	$3,960	4%	4%
Advanced Surgery	292	278	5%	6%	1,104	1,051	5%	6%
Medical Products & Therapies	1,314	1,320	(0)%	1%	5,207	5,011	4%	5%
Care and Connectivity Solutions	504	492	2%	3%	1,814	1,800	1%	1%
Front Line Care	280	303	(8)%	(8)%	1,137	1,213	(6)%	(6)%
Healthcare Systems & Technologies	784	795	(1)%	(1)%	2,951	3,013	(2)%	(2)%
Injectables and Anesthesia	383	359	7%	8%	1,373	1,347	2%	3%
Drug Compounding	260	237	10%	9%	1,038	902	15%	15%
Pharmaceuticals	643	596	8%	8%	2,411	2,249	7%	7%
Other	12	18	(33)%	(33)%	67	87	(23)%	(22)%
Total - Continuing Operations	$2,753	$2,729	1%	2%	$10,636	$10,360	3%	3%

Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Segment Operating Income
(unaudited)
($ in millions)

	Three months ended December 31,		Twelve months ended December 31,
(in millions)	2024	2023	2024	2023
Medical Products & Therapies	$217	$266	$950	$972
% of Segment Net Sales	16.5%	20.2%	18.2%	19.4%
Healthcare Systems & Technologies	145	156	468	483
% of Segment Net Sales	18.5%	19.6%	15.9%	16.0%
Pharmaceuticals	102	117	313	401
% of Segment Net Sales	15.9%	19.6%	13.0%	17.8%
Other	3	(1)	18	18
Total	467	538	1,749	1,874
Unallocated corporate costs	(48)	(70)	(275)	(355)
Intangible asset amortization expense	(154)	(156)	(625)	(590)
Business optimization items	(113)	(7)	(162)	(174)
European medical devices regulation	(8)	(9)	(33)	(41)
Long-lived asset impairments	(50)	—	(50)	—
Legal matters	—	6	(17)	(7)
Acquisition and integration items	(7)	2	(23)	—
Product-related items	(12)	—	(15)	—
Hurricane Helene costs	(85)	—	(110)	—
Goodwill impairments	(425)	—	(425)	—
Total operating income (loss)	(435)	304	14	707
Interest expense, net	90	72	341	439
Other (income) expense, net	(4)	11	(38)	26
Income (loss) from continuing operations before income taxes	$(521)	$221	$(289)	$242

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended December 31,
	2024			2023			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies & Technologies	$561	$461	$1,022	$573	$469	$1,042	(2)%	(2)%	(2)%
Advanced Surgery	157	135	292	149	129	278	5%	5%	5%
Medical Products & Therapies	718	596	1,314	722	598	1,320	(1)%	(0)%	(0)%
Care and Connectivity Solutions	366	138	504	337	155	492	9%	(11)%	2%
Front Line Care	208	72	280	223	80	303	(7)%	(10)%	(8)%
Healthcare Systems & Technologies	574	210	784	560	235	795	3%	(11)%	(1)%
Injectables and Anesthesia	214	169	383	209	150	359	2%	13%	7%
Drug Compounding	—	260	260	—	237	237	0%	10%	10%
Pharmaceuticals	214	429	643	209	387	596	2%	11%	8%
Other	4	8	12	14	4	18	(71)%	100%	(33)%
Total - Continuing Operations	$1,510	$1,243	$2,753	$1,505	$1,224	$2,729	0%	2%	1%

BAXTER — PAGE 20
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Twelve Months Ended December 31,
	2024			2023			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies & Technologies	$2,279	$1,824	$4,103	$2,227	$1,733	$3,960	2%	5%	4%
Advanced Surgery	603	501	1,104	582	469	1,051	4%	7%	5%
Medical Products & Therapies	2,882	2,325	5,207	2,809	2,202	5,011	3%	6%	4%
Care and Connectivity Solutions	1,311	503	1,814	1,263	537	1,800	4%	(6)%	1%
Front Line Care	843	294	1,137	905	308	1,213	(7)%	(5)%	(6)%
Healthcare Systems & Technologies	2,154	797	2,951	2,168	845	3,013	(1)%	(6)%	(2)%
Injectables and Anesthesia	780	593	1,373	759	588	1,347	3%	1%	2%
Drug Compounding	—	1,038	1,038	—	902	902	0%	15%	15%
Pharmaceuticals	780	1,631	2,411	759	1,490	2,249	3%	9%	7%
Other	34	33	67	66	21	87	(48)%	57%	(23)%
Total - Continuing Operations	$5,850	$4,786	$10,636	$5,802	$4,558	$10,360	1%	5%	3%

BAXTER — PAGE 21
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operations – continuing operations	$819	$1,207
Cash flows from investing activities - continuing operations	(410)	(410)
Cash flows from financing activities	(1,081)	(3,489)

Cash flows from operations - continuing operations	$819	$1,207
Capital expenditures - continuing operations	(446)	(432)
Free cash flow - continuing operations	$373	$775

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 22
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From The Three Months Ended December 31, 2023 to The Three Months Ended December 31, 2024
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Infusion Therapies & Technologies	(2)%	1%	(1)%
Advanced Surgery	5%	1%	6%
Medical Products & Therapies	(0)%	1%	1%
Care and Connectivity Solutions	2%	1%	3%
Front Line Care	(8)%	0%	(8)%
Healthcare Systems & Technologies	(1)%	0%	(1)%
Injectables and Anesthesia	7%	1%	8%
Drug Compounding	10%	(1)%	9%
Pharmaceuticals	8%	0%	8%
Other	(33)%	0%	(33)%
Total - Continuing Operations	1%	1%	2%
Discontinued Operations - Kidney Care	(2)%	3%	1%

*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 23
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From The Twelve Months Ended December 31, 2023 to The Twelve Months Ended December 31, 2024
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Infusion Therapies & Technologies	4%	0%	4%
Advanced Surgery	5%	1%	6%
Medical Products & Therapies	4%	1%	5%
Care and Connectivity Solutions	1%	0%	1%
Front Line Care	(6)%	0%	(6)%
Healthcare Systems & Technologies	(2)%	0%	(2)%
Injectables and Anesthesia	2%	1%	3%
Drug Compounding	15%	0%	15%
Pharmaceuticals	7%	0%	7%
Other	(23)%	1%	(22)%
Total - Continuing Operations	3%	0%	3%

*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 24
BAXTER INTERNATIONAL INC.
Projected First Quarter and Full Year 2025 U.S. GAAP Sales Growth to Projected Operational Sales Growth and Projected First Quarter and Full Year 2025 Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q1 2025*	FY 2025*
Sales growth - U.S. GAAP	3% - 4%	5% - 6%
Kidney Care MSA	(~250 bps)	(~350 bps)
Exit of IV Solutions in China	~60 bps	~60 bps
Foreign Exchange	>200 bps	~200 bps
Operational sales growth	~4%	4% - 5%

Adjusted Earnings Per Share Guidance	Q1 2025	FY 2025
Adjusted diluted EPS	$0.47 - $0.50	$2.45 - $2.55
*Totals may not foot due to rounding

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking operational sales growth represents the company’s targeted future sales growth excluding sales to Vantive under the Kidney Care manufacturing and supply agreement (MSA) not reflected in its reportable segments, reflects the exit of IV Solutions in China in its Medical Products & Therapies reportable segment, and assumes foreign currency exchange rates remain constant in future periods. Additionally, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking operational sales growth guidance and adjusted diluted EPS guidance because it believes that these measures provide useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.